Exhibit 99

                         Form 4 Joint Filer Information

Name:                            Advance Communication Corp.

Address:                         5000 Campuswood Drive
                                 East Syracuse, New York 13057

Designated Filer:                Newhouse Broadcasting Corporation.

Issuer Name & Ticker
 or Trading Symbol:              Time Warner Telecom Inc. ("TWTC")

Date of Earliest Transaction
 Required To Be Reported:        January 3, 2005